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                                   Exhibit 21
                            Tufco Technologies, Inc.
                         Subsidiaries of the Registrant
                            As of September 30, 1996


   Subsidiary                                          State of Incorporation
   ----------                                          ----------------------

1. Tufco Industries, Inc.                                    Wisconsin
   3161 South Ridge Road
   Green Bay, WI  54304

2. Executive Converting Corporation                          Delaware
   4750 Simonton
   Dallas, TX  75244

3. Hamco Industries, Inc.                                    Delaware
   P.O. Box 819
   Newton, NC  28658